  As filed with the Securities and Exchange Commission on March 27, 2000

                                                Registration No. 333-30128
================================================================================

                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                    _______________________________________

                                AMENDMENT NO. 1

                                      to
                                   FORM S-3

                       REGISTRATION STATEMENT UNDER THE
                            SECURITIES ACT OF 1933

                    _______________________________________


                          UNITED LEISURE CORPORATION
            (Exact Name of Registrant as Specified in its Charter)

            Delaware                                           13-2652243
   (State or Other Jurisdiction                            (I.R.S. Employer
  of Incorporation or Organization)                      Identification Number)

                            1990 Westwood Boulevard
                             Los Angeles, CA 90025
                                (310) 441-0900
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                    _______________________________________

                                 Brian Shuster
                          United Leisure Corporation
                            1990 Westwood Boulevard
                         Los Angeles, California 90025
                                (310) 441-0900
                      (Name, Address and Telephone Number
                             of Agent for Service)

                    _______________________________________

                                  Copies to:
                           Gerald M. Chizever, Esq.
                               Nia Stefany, Esq.

                 Richman, Mann, Chizever, Phillips & Duboff
                      9601 Wilshire Boulevard, Penthouse
                        Beverly Hills, California 90210
                                (310) 274-8300
                             (310) 274-2831 (fax)

                    _______________________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [_]



                        Calculation of Registration Fee

========================================================================================================================
     Title of Each Class of                              Proposed              Proposed Maximum
       Securities to be           Amount to be        Maximum Offering        Aggregate Offering          Amount of
         Registered                Registered          Price Per Unit                Price             Registration Fee
------------------------------ -------------------- ----------------------  ----------------------- --------------------
 Common Stock, par value
 $.01 per share                    4,945,000 (1)           $4.00                 $19,780,000              $5,222
========================================================================================================================

(1) Consists of shares issuable upon exercise of common stock underlying outstanding Class A Redeemable Common Stock Purchase Warrants, exercisable at $4.00 per share. Pursuant to Rule 416, there are also being registered such additional shares of common stock as may become issuable as a result of the anti-dilution provisions of such warrants.


                          ___________________________



     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                          UNITED LEISURE CORPORATION

                       4,945,000 Shares of Common Stock
                                $4.00 per Share


         This prospectus concerns the sale of our common stock upon the exercise of our 4,945,000 outstanding Class A Redeemable Common Stock Purchase Warrants (the "Warrants"). The amount of proceeds we will receive from such sales, if any, depends on how many of the Warrants are exercised. The exercise price of the Warrants is $4.00 per share. If all of the Warrants were exercised, we would receive $19,780,000. There are no brokers or underwriters involved in these sales, and no sales commission will be paid. We will receive the entire exercise price of all Warrants exercised. We will pay the costs of registering the sale of these shares.

         Our common stock is quoted on the Nasdaq OTC Bulletin Board under the symbol UTDL. On March 24, 2000, the closing price for our stock was $9.12 per share. The Warrants are quoted on the Nasdaq OTC Bulletin Board under the symbol UTDLW.

                      ___________________________________


          See "Risk Factors" beginning on page 6 of this prospectus
         for a discussion of certain factors which you should consider before you invest in the common stock described in this prospectus.


                      ___________________________________



         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                      ___________________________________



                   This prospectus is dated __________, 2000

                            ADDITIONAL INFORMATION

     This prospectus is part of a registration statement on Form S-3 which we have filed with the Securities and Exchange Commission (the "Commission"). It does not include all of the information that is in the registration statement and the additional documents filed as exhibits with it. For more detail you should read the exhibits themselves.

     We file annual, quarterly and special reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. You may call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available on the SEC's website: http://www.sec.gov. Our common stock is traded on the Nasdaq OTC Bulletin Board
-------------------
under the symbol UTDL, and such reports, proxy statements and other information concerning our Company also can be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006, or by calling the Nasdaq Public Reference Room Disclosure Group at (800) 638-8241 or (202) 728-8298.

     The Commission allows us to "incorporate by reference" certain information we file with the Commission, rather than actually including this information in this prospectus. This means that we are considered to have disclosed to you important information contained in other documents filed with the Commission by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information we later file with the Commission will automatically update and supersede this information. We incorporate by reference the following documents:

     .  our annual report on Form 10-KSB for the year ended December 31, 1999;

     . our quarterly report on Form 10-QSB for the quarter ended March 31, 1999;
     . our quarterly report on Form 10-QSB for the quarter ended June 30, 1999; . our quarterly report on Form 10-QSB for the quarter ended September 30,
        1999;
     . our special report on Form 8-K filed with the Commission on August 24, 1999;
     .  our special report on Form 8-K filed with the Commission on October 6
        1999;
     . our special report on Form 8-K filed with the Commission on October 26, 1999;
     . the description of our common stock in Amendment No. 5 to our registration statement on Form SB-2 (Commission File No. 33-81074) filed with the Commission on November 10, 1994, including any amendment or report filed for the purposes of updating such description; and
     . all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this prospectus and the termination of the registration statement.

     If information in incorporated documents conflicts with information in this prospectus you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the most recent incorporated document.

     We will provide you with copies of these documents at no cost to you if you request them by writing or telephoning us at the following address:

               United Leisure Corporation
               1990 Westwood Boulevard
               Los Angeles, California 90025
               Telephone: (310) 441-0900

     You should rely only on the information provided in this prospectus or any prospectus supplement or incorporated in this prospectus by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents, as the affairs of our Company may have changed since that time.

                                    SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. We encourage you to read the prospectus in its entirety as well as the documents incorporated by reference.

OUR COMPANY

     Through our wholly-owned subsidiary, United Internet Technologies, Inc., the Company, United Leisure Corporation, is primarily engaged in the business of developing and licensing our proprietary Internet technology and sites on the World Wide Web that incorporate our technology. We have developed two proprietary technologies, Parallel Addressing Technology (PAV) and Dynamic Integrated Video Overlay (DIVO). Our technology equips sites on the World Wide Web with software that allows a CD-ROM or DVD-ROM to play a pre-recorded full-motion video. The display of the video content at the user's end is completely controlled by the Web server. Our technology lets users interact with a Web site and experience full-motion video and stereo audio in broadcast quality while the user is on line, without having to download files or play "streaming" video or audio. The audio and video files can only be unlocked by the server.

     Primarily, we license the use of our technology to others. We have licensed an application for television to National Broadcasting Corporation (NBC), an application for wrestling and related activities to World Championship Wrestling, Inc., and travel related applications to Genisys Reservation Systems, Inc. We have marketing agreements with Earthlink Network, Inc., AT&T Corp., America Online, Inc., and Liquid Audio, Inc. We have other commercial and educational applications under development. We intend to continue to pursue licensing agreements with others and we may also develop our own Web sites.

     Our in-house content and production capabilities span the spectrum from development of video through distribution of the CD-ROM or DVD-ROM. We can design a Web site's concept, write the script, shoot footage in various formats to make it compatible with our technology, and distribute the final product.

     We also have investments in several affiliated companies. These investments consist of the following:

     . Grand Havana Enterprises, Inc., which owns and operates private membership restaurants and cigar clubs.

     .  HEP II L.P., which is in the motion picture production business.

     Before February 1997, our primary business was to act as a developer and manager of facilities for children's recreational activities. As part of our decision to re-orient our business to developing and licensing our technology, we closed our Camp Frasiers and Frasier's Frontiers amusement park and decided to dispose of our Planet Kids Facilities.

     In August 1999, we sold real property located in El Cajon, California which was previously used for some of our children's recreational activities. In October, 1999 we sold our real estate holdings in Las Vegas, Nevada. In January 2000, we sold 2,240,000 shares of our common stock in a private offering to persons who are not officers or directors.

THE OFFERING

     This prospectus concerns the sale of our common stock upon the exercise of our outstanding Class A Redeemable Common Stock Purchase Warrants. The amount of proceeds we will receive from such sales, if any, depends on how many of the Warrants are exercised. We believe that the exercise of the Warrants will depend on the market price of our common stock and its relation to the exercise price of the Warrants. The exercise price is $4.00 per share. If all of the Warrants were exercised, we would get $19,780,000. There are no brokers or underwriters involved in these sales, and no sales commission will be paid. We will receive the entire exercise price of all Warrants exercised. We will pay the costs of registering the sale of these shares.

     Our common stock is quoted on the Nasdaq OTC Bulletin Board under the symbol UTDL. On March 24, 2000, the closing price for our stock was $9.12 per share. The Warrants are quoted on the Nasdaq OTC Bulletin Board under the symbol UTDLW.

OUR CONTACT

     Brian Shuster, President, 1990 Westwood Boulevard, Los Angeles, California 90025, telephone number: (310) 441-0900.

                                 RISK FACTORS

     Investing in our stock is very risky. You should be able to bear a complete loss of your investment. Before you invest in our stock, you should be aware that there are risks in doing so, including those described below. You should consider carefully these risk factors together with all of the other information included in this prospectus, any prospectus supplement and the documents we have incorporated by reference.

     If any of the following risks actually occurs, then our business, financial condition or results of operations could be seriously harmed. In such event, the trading price of our stock could decline and you may lose all or part of your investment.

     Statements contained in this prospectus (including those documents which are incorporated by reference) that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements may be identified by the use of forward-looking terms such as "believes," "expects," "may," "will," "should" or "anticipates" or by discussions of strategy that involve risks and uncertainties. From time to time, we have made or may make forward- looking statements, orally or in writing. These forward-looking statements include statements regarding anticipated future revenues, sales, operations, demand, competition, capital expenditures, and other statements regarding matters that are not historical facts, involve predictions which are based upon a number of future conditions that ultimately may prove to be inaccurate. Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that may cause or contribute to such differences include those discussed under Risk Factors, as well as those discussed elsewhere in this prospectus. We caution you however, that this list of factors may not be complete.

     Limited Operations; Lack of Diversification. Our primary business is
     -------------------------------------------
developing and licensing proprietary interactive Internet technology. These activities are conducted through our wholly-owned subsidiary, United Internet Technologies, Inc. ("United Internet"). Our interactive Internet business has been our primary business focus since 1998 and our operations from that business are limited in scope and duration. Our other business consists of (i) children's recreational activities and (ii) investments we make in affiliated companies. Our children's recreational activities have been an increasingly smaller part of our business and revenues since February 1997, and we intend to dispose of our remaining children's recreational facilities. Therefore, our business may not be sufficiently diversified to spread the risk of any downturn in the growth of the Internet or in the development and licensing of our interactive Internet technology.

     Sustained Losses. We have sustained operating losses for the last several
     ----------------
years from our traditional business of children's recreational activities. In addition, we have significant working capital requirements and these needs are expected to continue to be significant. Moreover, we have significant investments in affiliates, Grand Havana Enterprises, Inc. and HEP II L.P. Most of the affiliates have substantial losses and working capital deficits. If these losses continue, a substantial portion of our net worth would be at risk.

     Limited Operating History for Our Internet Business. Our Internet
     ---------------------------------------------------
subsidiary, United Internet, was formed to develop and market our proprietary interactive Internet technology and related products. So far, United Internet's operations have been limited to developing, marketing and licensing a small number of applications of our technology. Our success depends upon developing and licensing, or selling, additional applications of our technology. If additional applications of our technology are not successfully developed and licensed or sold, it would seriously harm our business, results of operations and financial condition.

     Future Revenues Are Uncertain. We cannot forecast revenues from our
     -----------------------------
Internet business accurately. This is because of the limited operating history of our Internet business and the rapidly developing nature of the Internet market. The market for our technology is uncertain. We intend to increase substantially our operating expenses to accomplish certain goals. These include:

     .  further developing our technology
     .  creating new applications of our technology
     .  increasing sales and marketing activities
     .  purchasing additional equipment for operations.

Many of these and other expenses of operating our Internet business are fixed expenses. If we are not successful in increasing revenues, we may be unable to adjust spending quickly to compensate for any revenue shortfall. This could lead to further losses. Alternatively, we might have to reduce certain operating expenses, and this could have a negative effect on developing the Internet business and generating revenues. Either of these situations could seriously harm our business, results of operations and financial condition.

     We May Need Additional Financing. Through United Internet, we intend to
     --------------------------------
enter into additional license agreements for our technology. We expect that these license agreements will generate revenue that United Internet can use to develop our Internet business further. However, it is not known whether we will be successful in entering into additional license agreement. If license agreements and other arrangements do not generate enough revenue to develop our Internet business further, we will need to raise money. This would probably be done by selling our stock, stock of United Internet, our investment in affiliated companies, or other securities in public or private offerings. It is not known whether we would be successful in raising additional money in the future. Depending upon how much money we raise, United Internet may have more or less ability to expand our Internet business rapidly. If we are unable to generate revenue from our business operations or raise additional funds when needed or on favorable terms, United Internet may not be able to continue developing our Internet business. That would seriously harm our business, results of operations and financial condition.

     Our Internet Business is Not Diversified. Because we have developed a
     ----------------------------------------
small number of applications of our interactive Internet technology, we are more vulnerable than a more diversified business to any unanticipated occurrences. So far, only a limited number of applications of our technology have been developed and licensed.

     Strategic Alliances. We intend to enter into additional strategic alliances
     -------------------
and license agreements. However, we do not know if we will be able to enter into any such agreements or if any agreements entered into will be favorable to us. If additional agreements are not entered into, the cost of introducing new applications of our technology in the marketplace may be prohibitive under our current business plan and capitalization.

     Development Risks. We do not know if United Internet will be able to
     -----------------
develop any additional applications of the technology which are commercially viable or competitive. Additional development is required for new commercial and educational applications of our technology. Additionally, we do not know if United Internet will be able to expand its present staff of technicians and software designers to create a large enough staff that is capable of developing commercial and educational applications of the technology in a timely manner.

     Uncertainty About The Internet as a Medium of Commerce; Dependence on the
     -------------------------------------------------------------------------
Internet. Our ability to earn revenue from our Internet products depends in part
--------
upon increased acceptance of the Internet as a medium for "e-commerce" by consumers. The Internet may not develop into a viable commercial marketplace as quickly as some industry estimates suggest. E-commerce on the Internet may not develop to the extent anticipated. Rapid growth and interest in the Internet and other online services is a recent development. We do not know if the use of the Internet for e-commerce will continue to develop or that a large enough number of consumers will use the Internet and other online services for e-commerce. Because global commerce on the Internet is still new and evolving, we cannot predict the extent to which the Internet will be a viable commercial marketplace. In addition, there are several factors that could have an impact of the growth of e-commerce. These include:

     .  security
     .  reliability of service
     .  cost of Internet access
     . how easy it is to use the Internet or e-commerce features on the Internet
     .  how easy it is to gain access to the Internet
     .  quality of service
     . delays in developing of new standards and protocols to handle increased Internet traffic
     .  increased governmental regulation

Slow growth of e-commerce on the Internet for these or any other reasons could have a material adverse effect on our business, results of operations and financial condition.

     We depend upon Web browsers, Internet Service Providers and Online Service Providers to allow Internet users to access United Internet's own Web sites and Web sites of United Internet's licensees. From time to time, users may experience difficulties accessing or using Web sites due to system failures or delays which are not related to United Internet's systems. These difficulties may negatively affect audio and video quality or result in interruption of video delivery. Any significant delays or failure of service could reduce the attractiveness of our technology and applications to our licensees, users, advertisers and content providers. Any of these events could seriously harm our business, results of operations and financial condition.

     Security Risks. Even though we employ security measures, United Internet's
     --------------
Web sites and the Web sites of United Internet's licensees may be vulnerable to unauthorized access, computer viruses, Trojan horses, worms and other disruptions. A party who is able to circumvent security measures could misappropriate proprietary information or cause interruptions in United Internet's or its licensees' Internet operations. Internet Service Providers and Online Service Providers have experienced, and may in the future experience, interruptions in service as a result of the accidental or intentional actions of Internet users, their own current and former employees or others. We may be required to spend significant capital or other resources to protect against the threat of security breaches or to solve problems caused by these sorts of security breaches. Although United Internet intends to continue to implement industry-standard security measures, we do not know if the measures implemented by United Internet will be circumvented in the future. Eliminating computer viruses, Trojan horses and worms and solving other security problems may require interruptions or delays in service to users who access United Internet's or its licensees' Web sites. Any of these things could seriously harm our business, results of operations and financial condition.

     Intense Competition. There is significant competition in the evolving
     -------------------
market for video delivery on the Internet. We and our primary competitors have each approached Internet video delivery using different technologies. Many of our competitors have substantially greater financial, marketing, personnel and other resources than we have. Our management believes that the barriers to enter this market are relatively high and there is significant lead time required to market a competitive Internet video delivery technology.

     There is significant competition for content development and broadcasting on the Internet. The largest competitors in the context development and broadcast area are Broadcast.com, Inc. and RealNetworks, Inc. These, and many other competitors in the content development and broadcast area, have substantially greater assets then we do. We expect competition in this area to remain strong and to increase further.

     Technological Obsolescence. The Internet, computer hardware and software
     --------------------------
markets, and the field of e-commerce, all are undergoing rapid technological changes. Newer technologies, techniques or products could be developed which might perform functions similar to our technology and which operate as efficiently and easily, or which solve the problem of long download times for multimedia files in other ways. For example, a new technological advance that allows faster downloading of information from computer networks, or the development of entirely new methods of data transmission, could seriously harm our business, results of operations and financial condition.

     It is probable that existing broadband technology will eventually develop to allow streaming video to provide television-quality video in direct competition with our technology, as well as with other alternative video delivery systems. While some industry estimates project that such developments may not occur for the next six to eight years, we do not know if these technological developments will occur sooner. In any event, over time we will need to respond to technological innovation in a rapidly changing industry.

     Government Regulation and Legal Uncertainty. Although there are currently
     -------------------------------------------
few laws and regulations that directly apply to the Internet, it is likely that new laws and regulations will be adopted in the United States and elsewhere covering a wide range of Internet-related issues. This could include broadcast license fees, music licensing, copyrights, privacy, pricing, sales taxes, and characteristics and quality of Internet services. It is also possible that laws could be passed that may apply to us in the areas of content, network security, encryption, privacy protection, electronic authentication or "digital" signatures, illegal and harmful content, access charges and re-transmission activities. If restrictive laws or regulations are adopted, it could slow Internet growth. If certain laws or regulations apply to us and the type of Internet business or service we provide, it could expose us to significant liabilities associated with the content on United Internet's Web sites, and possibly for the content on the Web sites of United Internet's licensees. We do not know if laws will be adopted that apply to our business on the Internet. If such laws and regulations are adopted, we do not know if they will affect our business. Any new legislation or regulation or enforcement of existing laws and regulations could limit the growth of the Internet, increase our cost of doing business or increase our legal exposure.

     There are also uncertainties about how existing laws in other areas apply to the Internet. Some of these laws deal with such issues as property ownership, libel, taxation, defamation and personal privacy. The majority of these laws were adopted before the widespread use of the Internet. Therefore, they do not address the unique issues of the Internet and related technologies. There are very few cases about the interpretation of these types of law on Internet use. If such laws apply to the Internet, it could limit growth of the Internet and could seriously harm our business, results of operations and financial condition.

     Congress enacted the Communications Decency Act in 1996. The U.S. Supreme Court ruled that certain sections of that Act which would have imposed criminal penalties on anyone distributing "indecent" material to minors over the Internet were unconstitutional. We do not know if similar laws will be adopted and upheld. Even though we do not currently distribute the types of materials on the Internet that the Act may have considered illegal, we do not know how any future laws or regulations regarding decency might be interpreted. In addition to the potential for liability, these types of laws could also damage the growth of the Internet generally. That would have the effect of decreasing the demand for our technology and its applications. Any of these developments could seriously harm our business, results of operations and financial condition. So far, we have not required our licensees to indemnify us for this type of liability and we do not have insurance for this type of liability.

     If we are considered to be a distributor of Internet content, we face potential liability for negligence, copyright, patent, trademark, defamation, indecency and other claims. These types of lawsuits have been brought against Internet content distributors. In addition, we could be liable for the broadcast content, or unauthorized duplication of broadcast content. So far, we have not required our licensees to indemnify us for this type of liability. Any liability that is not covered by insurance or an indemnification by a licensee could seriously harm our business, results of operations and financial condition. At present, we do not have insurance for this type of liability.

     Patent Matters. We filed an application for a utility patent for our PAV
     --------------
and DIVO technology with the U.S. Patent and Trademark Office in July 1997. This patent was issued November 30, 1999. We filed a second patent application relating to enhancements to our DIVO technology in May 1999. We do not know if that patent will be issued or, if it is issued, how broad it will be. It is therefore possible that our competitors will be able to use products and technologies similar to our own. That could significantly reduce our competitive advantage. However, even if a patent is not issued, we believe that the value of our DIVO technology will not be critically impaired. We also do not know if any patent that we might receive in the future will provide protection from infringement or if our patent applications will be challenged. If any of our patents are challenged, we do not know what the result of the challenge would be and we also do not know if we would have adequate resources to enforce or defend our rights.

     Patent Infringement Lawsuit. On June 7, 1999 we were sued by Hyperlock
     ---------------------------
Technologies, Inc. in the United States District Court for the Northern District of Illinois, Eastern Division. Hyperlock maintains that they have been assigned United States Patent No. 5,892,825, entitled "Method of Secure Server Control of Local Access of Encrypted Data on Local Media and United States Patent No. 5,937,164, entitled "Method and Apparatus of Secure Server Control of Local Media Via a Trigger Through a Network For Instant Local Access of Encrypted Data on Local Media With a Platform Independent Networking System." Hyperlock is seeking an injunction against us and unspecified damages. Hyperlock also seeks treble damages, court costs and reasonable attorneys' fees and such other and further relief as the court may deem to be just and proper. We cannot predict the outcome of this litigation. Based on the review of their '825 patent, and their '164 patent, we believe that the suit is without merit. However, an adverse result would seriously harm our business, results of operations and financial condition. We have asserted our patent, United State Patent No. 5,996,000, entitled "Method and Apparatus For Using Distributed Multimedia Information" by filing an action in the Central District of California on February 7, 2000. We cannot predict the outcome of this litigation, but we are seeking an injunction and damages from Broadbridge Media, LLC & Hyperlock Technologies.

     Intellectual Property. Our copyrights, trademarks, trade secrets and other
     ---------------------
intellectual property rights are critical to our success. We rely on copyright and trademark laws, trade secret protection, and confidentiality and non-disclosure agreements with our employees and third parties to protect our proprietary rights. We do not know if these steps will be adequate. We do not know if we will be able to obtain trademark registrations for our marks in the United States or other countries. We do not know if third parties will infringe upon or misappropriate our copyrights, trademarks, service marks and other intellectual proprietary rights. None of our marks or rights are registered at present. In addition, meaningful copyright and trademark protection may be unenforceable or limited in certain countries. In the future, it is possible that we would have to sue to protect our copyrights, trademarks, trade secrets and other intellectual property rights. We cannot give any assurance as to our ability to enforce our rights or the outcome of any suits to protect those rights.

     United Internet generally enters into nondisclosure agreements with its employees and consultants. United Internet also limits access to and distribution of its software, sensitive documents and other proprietary information. We do not know if the steps taken by United Internet to prevent misappropriation of its proprietary information will be successful. If these agreements are breached we do not know if we will have adequate remedies available, or if the agreements themselves would be enforceable. Even with the precautions taken by United Internet, it might be possible for a third party to copy, obtain and use, our proprietary information without authorization. It is also possible that our trade secrets will be independently developed by competitors.

     We Depend on Certain Personnel. An important part of our performance
     ------------------------------
depends upon the services of our senior management, certain other key personnel, and technical and business consultants. The loss of their services could have a material adverse effect on our business, results of operations and financial condition.

     Dilution. If we raise additional funds by selling common stock or other
     --------
equity securities, the interests of current stockholders would be diluted. We may also issue common stock or options or warrants to purchase our common stock to provide incentives to officers, employees, consultants, advisors and other people who perform services for us. Stock which is issued when options and warrants are exercised will dilute our present stockholders' ownership percentage in our Company.

     Control of Our Company by Certain Stockholders. Brian Shuster and certain
     ----------------------------------------------
of his relatives are principal stockholders of our Company. Harry Shuster, the father of Brian Shuster, owns 34.9% of our common stock, and Brian Shuster owns 7.1% of our common stock. Therefore, Brian Shuster and members of his family have the ability largely to control the outcome of Company actions requiring the approval of our stockholders. These matters include:

     .  election of directors
     . mergers, sales of all or most of our assets; or . other change of control of our Company.

Brian Shuster is Chairman of the Board, President, Chief Executive Officer and a director of our Company.

     Dividends. We have not paid dividends on our common stock in the past and
     ---------
we do not expect to declare dividends on our common stock in the foreseeable future. We intend to continue to retain earnings for use in the operation and expansion of our business. Dividend policy in the future is at the discretion of our Board of Directors and will depend upon our financial condition, results of operations, capital requirements and other factors that the Board of Directors considers relevant. We are not a party to any agreement restricting the payment of dividends.

     We May be Required to Use Funds Which We Would Otherwise Use for Growth to
     --------------------------------------------------------------------------
Remedy a Securities Law Violation. The common stock offered by this prospectus
---------------------------------
will be issued upon the exercise of the Warrants. According to their terms, the Warrants became exercisable on November 10, 1995, although under the warrant agreement we were not obliged to deliver the common stock pursuant to an exercise unless a registration statement was effective. Due to the fact that the price of our common stock in the public market has, until January 14, 2000, been below the exercise price of the Warrants, such registration was delayed until the February 10, 2000 filing of the registration statement of which this prospectus is a part. We have, however, been advised by the Securities and Exchange Commission ("Commission") that it is its position that our registration statement should have been filed by November 10, 1995 and, by failing to do so, we have been conducting an unregistered offering (but not sale) of common stock in violation of Section5 of the Securities Act of 1933. That position could provide the basis for an action against us by the Commission, possibly resulting in fines and other sanctions. That position could also give rise to actions by our shareholders for violation of Section 5, although because we have not yet issued common stock in exercise of the Warrants (and will not do so until a registration statement is declared effective), it is impossible to determine what damages, if any, we may be liable for.



                             PLAN OF DISTRIBUTION

     This prospectus concerns the sale of our common stock upon the exercise of our outstanding Class A Redeemable Common Stock Purchase Warrants. The sales, if any, will be made directly by our Company upon receipt of notification of exercise by a Warrant holder. There are no brokers or underwriters involved in these sales, and no sales commission will be paid. We will receive the entire exercise price of all Warrants exercised.

                                USE OF PROCEEDS

     The amount of proceeds we will receive from exercise of the Warrants, if any, depends on how many of the Warrants are exercised. We believe that the exercise of the Warrants will depend on the market price of our common stock and its relation to the exercise price of the Warrants. The exercise price is $4.00 per share. Our common stock is quoted on the Nasdaq OTC Bulletin Board under the symbol UTDL. On March 24, 2000, the closing price for our stock was $9.12 per share. If all of the Warrants were exercised, we would receive $19,780,000.

     We intend to use the net proceeds from the exercise of the Warrants, if any, for marketing, research and development, working capital and general corporate purposes. Until we use the proceeds for these purposes, we intend to place the funds in interest-bearing investments such as bank accounts, certificates of deposit and United States Government obligations.

                    INTERESTS OF NAMED EXPERTS AND COUNSEL

     Certain members of the firm of Richman, Mann, Chizever, Phillips & Duboff, which serves as outside general counsel to the Company and which has rendered the opinion as to the validity of the common stock being offered by this prospectus, own in the aggregate, 76,000 shares of the common stock of the Company.

                INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Company's Certificate of Incorporation and By-laws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                    EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-KSB of our Company for the year ended December 31, 1999, have been incorporated in reliance on the report of Hollander, Lumer & Co., LLP, independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     The validity of the Securities offered hereby will be passed upon for our Company by Richman, Mann, Chizever, Phillips & Duboff, Beverly Hills, California.

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date of this prospectus.

                              __________________


                               TABLE OF CONTENTS

                                                                              Page
                                                                           ----
Additional Information....................................................    2
Summary...................................................................    4
Risk Factors..............................................................    6
Plan of Distribution......................................................   12
Use of Proceeds...........................................................   12
Interests of Named Experts and Counsel....................................   12
Indemnification for Securities Act Liability..............................   12
Experts...................................................................   13
Legal Matters.............................................................   13


                          UNITED LEISURE CORPORATION

                    up to 4,945,000 Shares of Common Stock



________________________________________________________________________________

                                   PROSPECTUS

________________________________________________________________________________


                               ___________, 2000

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

      The following is a schedule of the estimated expenses (all of which will be borne by the Company) incurred in connection with the offering of the securities registered hereby, other than underwriting discounts and commissions, if any. All of the amounts shown are estimates, except the Commission registration Fee.

      Commission registration fee...............................  $5,222
      Blue Sky fees and expenses................................  $10,000
      NASDAQ additional listing fee.............................  Not Applicable
      Accounting fees and expenses..............................  None
      Legal fees and expenses...................................  $10,000
      Transfer Agent and registrar fee..........................  $2,500
      Printing..................................................  $5,000
      Miscellaneous.............................................  $2,500
      Total.....................................................  $35,222
                                                                  =======

Item 15.  Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. The Company's Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. In addition, the Company has entered into indemnity agreements with each of its Directors, which generally provide contractual indemnity protection which is coextensive with the indemnity provisions of the General Corporation Law of the State of Delaware and the Company's Certificate of Incorporation.

Item 16.  Exhibits.

Exhibit
Number                         Description
------                         -----------
2-1 Asset Purchase Agreement dated as of June 30, 1998 by and among United Leisure Interactive, Inc., NetCruise Interactive, Inc., Genisys Reservation Systems, Inc. and United Leisure Corporation, filed an exhibit to the Company's Current Report on Form 8-K dated August 7, 1998 (as amended on November 4, 1998), is hereby incorporated herein by reference

2-2 Agreement dated October 27, 1998, by and among United Internet Technologies, Inc., Genisys Reservation Systems, Inc., Warren D. Bagatelle, Loeb Holding Corporation, Loeb Partners Corp., HSB Capital, David W. Sass, Mark A. Kenny, John H. Wasko, Joan E. Wasko, Lawrence E. Burk and S. Charles Tabak, filed as Exhibit 2-2 to the Company's Current Report on Form 8-K/A (Amendment No.1) dated November 4, 1998, is hereby incorporated herein by reference

2-3 Agreement dated as of January 25, 1999, by and among United Internet Technologies, Inc. (formerly knows as United Leisure Interactive, Inc.), NetCruise Interactive, Inc., Genisys Reservation Systems, Inc.

Exhibit
Number                         Description
------                         -----------

      and United Leisure Corporation, filed as Exhibit 2-3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, is hereby incorporated herein by reference

4-1 Warrant Agreement, dated November 18, 1994, between the Company and OTR, Inc., filed as Exhibit 4-1 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, is hereby incorporated herein by reference

4-2 Form of Warrant to Purchase Common Stock used in connection with 12% Promissory Note unit private placement and Bankruptcy Court deposit, filed as Exhibit 4-3 to the Company's registration statement on Form SB-2 (Registration No. 33-81074), is hereby incorporated herein by reference

4-3 Underwriters Unit Purchase Option, dated November 18, 1994, issued to Stratton Oakmont, Inc., filed as Exhibit 4-3 to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1994, is hereby incorporated herein by reference

4-4 Warrant to Purchase 600,000 Shares of Common Stock of United Leisure Corporation dated April 2, 1998, issued to Strata Equities Limited, filed as Exhibit 4-4 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1998, is hereby incorporated herein by reference

4-5 Warrant Agreement dated as of June 25, 1998 between United Leisure Corporation and Sands Brothers & Co., filed as Exhibit 4-5 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended September 30, 1998, is hereby incorporated herein by reference

4-6 Agreement dated April 13, 1999 between United Leisure Corporation and Strata Equities Limited, filed as Exhibit 4-6 to the Company's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1999, is hereby incorporated herein by reference

5*    Opinion of Richman, Lawrence, Mann, Chizever & Phillips

23-1* Consent of Richman, Lawrence, Mann, Chizever & Phillips (included in
      Exhibit 5)

23-2  Consent of Hollander, Lumer & Co., LLP, independent public accountants

24* Powers of Attorney (included on the signature page in Part II of this registration statement)

______________________

* filed previously

Item 17. Undertakings.

      The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range maybe reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 27/th/ day of March 2000.

                    UNITED LEISURE CORPORATION


                    By /s/ Brian Shuster
                    ------------------------------------------------------------
                    Brian Shuster, President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Shuster his attorney-in-fact with power of substitution for him in any and all capacities, to sign this registration statement and any amendments, supplements, or subsequent registration statements relating to the offering to which this registration statement relates, or other instruments necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement, as amended, has been signed by the following persons in their stated capacities on this 27/th/ day of March 2000.

Signature                               Title
------------------------------------    ----------------------------------------

/s/ Brian Shuster                       Chairman of the Board, President,
------------------------------------    Chief Executive Officer, Chief Financial
Brian Shuster                           Officer and Director


*/s/ Alvin Alexander                    Director
------------------------------------
Alvin Alexander


*/s/ Alvin Cassel                       Director
------------------------------------
Alvin Cassel


*/s/ J. Brooke Johnston                 Director
------------------------------------
J. Brooke Johnston


*By /s/ Brian Shuster                   Attorney-in-Fact
    --------------------------------
     Brian Shuster